Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-262124 on Form S-3 and Registration Statement No. 333-263413 on Form S-8 of our reports dated November 12, 2024, relating to the financial statements of The RMR Group Inc. and the effectiveness of The RMR Group Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended September 30, 2024.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
November 12, 2024